Exhibit 99.1

QR ENERGY, LP
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

Introduction	2

Unaudited Pro Forma Statement of Operations for the year ended December 31, 2012	3

Notes to Unaudited Pro Forma Financial Statement	4

Introduction

The following unaudited pro forma statement of operations of QR Energy, LP and subsidiaries (“QR Energy,” “QRE” or the “Partnership”) reflects audited historical results of QR Energy on a pro forma basis to give effect to the acquisition on December 4, 2012 by the Partnership of predominantly oil properties located in the Ark-La-Tex area (the “2012 East Texas Oil Field Properties”) from a private seller for $215 million in cash, after customary purchase price adjustments (the “2012 East Texas Oil Field Acquisition”).

The unaudited pro forma statement of operations of QRE also contemplates the following previously completed transactions: (i) the acquisition on April 20, 2012 by the Partnership of  predominantly low decline, long life oil properties, primarily located in the Ark-La-Tex area (the “Prize Properties”) from Prize Petroleum LLC and Prize Pipeline, LLC (collectively, “Prize”) for approximately $225 million in cash after customary purchase price adjustments (the “Prize Acquisition”) and (ii) the April 17, 2012 issuance of 8,827,263 of common units (including 2,625,000 common units pursuant to the exercise in full of the over-allotment option by the underwriters) to the public for $19.18 per unit, resulting in approximately $162 million in net proceeds (the “April 2012 Offering”).

Pro Forma Financial Statement

The unaudited pro forma statement of operations of QR Energy for the year ended December 31, 2012, is based on the audited historical consolidated statement of operations of QR Energy and the unaudited statements of revenues and direct operating expenses attributable to the 2012 East Texas Oil Field Properties for the period from January 1, 2012 to December 3, 2012 and the Prize Properties for the period from January 1, 2012 to April 19, 2012. Effective December 4, 2012 and April 20, 2012, the results of operations of the 2012 East Texas Oil Field Properties and the Prize Properties, respectively, are included in the Partnership’s historical statement of operations for the year ended December 31, 2012. The unaudited pro forma statement of operations has been adjusted to give effect to the 2012 East Texas Oil Field Acquisition, the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2012. Given the 2012 East Texas Oil Field Acquisition, the Prize Acquisition and the April 2012 Offering were completed during the year ended December 31, 2012, each transaction is fully reflected in the historical balance sheet of QR Energy as of December 31, 2012, as included in QR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012; consequently, no pro forma balance sheet has been included herein.

The unaudited pro forma statement of operations has been prepared on the basis that QR Energy is a partnership for federal income tax purposes. The unaudited pro forma statement of operations should be read in conjunction with the notes accompanying the unaudited pro forma statement of operations and QR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012.

The pro forma adjustments to the audited historical statement of operations are based upon certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and the unaudited pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions and reflect those items expected to have a continuing impact on QR Energy.

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QR ENERGY, LP
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(UNAUDITED)
(In thousands, except per unit amounts)

				2012 East Texas
		2012		Oil Field				Prize
		East Texas		Properties				Properties
	QR Energy, LP	Oil Field		Pro Forma		Prize		Pro Forma		QR Energy, LP
	Historical	Properties		Adjustments		Properties		Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$368,189	$45,182	(a)	$-		$12,116	(a)	$-		$425,487
Processing and other	3,809	-		-		-		-		3,809
Total revenues	371,998	45,182		-		12,116		-		429,296
Operating Expenses:
Production expenses	143,938	14,306	(a)	-		4,401	(a)	-		162,645
Depreciation, depletion and amortization	105,796	-		11,242	(b)	-		2,784	(b)	119,822
Accretion of asset retirement obligations	5,648	-		457	(c)	-		60	(c)	6,165
General and administrative	42,275	-		702	(d)	-		186	(d)	43,163
Acquisition and transaction costs	4,000	-		(339)	(d)	-		(1,085)	(d)	2,576
Total operating expenses	301,657	14,306		12,062		4,401		1,945		334,371
Operating income (loss)	70,341	30,876		(12,062)		7,715		(1,945)		94,925
Other income (expense):
Gain on commodity derivative contracts, net	53,071	-		-		-		-		53,071
Interest expense, net	(43,133)	-		(4,352)	(e)	-		(401)	(e)	(47,886)
Total other income (expense), net	9,938	-		(4,352)		-		(401)		5,185
Income (loss) before income taxes	80,279	30,876		(16,414)		7,715		(2,346)		100,110
Income tax expense, net	(528)	-		-		-		-		(528)
Net income (loss)	$79,751	$30,876		$(16,414)		$7,715		$(2,346)		$99,582
Net income per limited partner unit:
Common unitholders' (basic)	$0.19									$0.60
Common unitholders' (diluted)	$0.19									$0.58
Subordinated unitholders' (basic and diluted)	$0.11									$0.63
Weighted average number of limited
partner units outstanding:
Common units (basic)	35,132									37,696
Common units (diluted)	35,282									39,224
Subordinated units (basic and diluted)	6,970									6,970

See accompanying notes to the unaudited pro forma financial statements

QR ENERGY, LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

1. Basis of Presentation

The unaudited pro forma statement of operations of QR Energy reflects the audited historical results of QR Energy on a pro forma basis to give effect to the 2012 East Texas Oil Field Acquisition for $215 million.  The unaudited pro forma financial statement of QR Energy also contemplates the previously completed transactions related to the Prize Acquisition for $225 million and the April 2012 Offering resulting in $162 million in net proceeds.  The acquisition of the 2012 East Texas Oil Field Properties and the Prize Properties and the April 2012 Offering are collectively known as the “Transactions.”

The unaudited pro forma statement of operations of QR Energy for the year ended December 31, 2012, is based on the audited historical consolidated statement of operations of QR Energy and the unaudited statement of revenues and direct operating expenses attributable to the 2012 East Texas Oil Field Properties for the period from January 1, 2012 to December 3, 2012 and the Prize Properties for the period from January 1, 2012 to April 19, 2012. Effective December 4, 2012 and April 20, 2012, the results of operations of the 2012 East Texas Oil Field Properties and the Prize Properties, respectively, are included in the Partnership’s historical statement of operations for the year ended December 31, 2012. The unaudited pro forma statement of operations has been adjusted to give effect to the Transactions as if they had occurred on January 1, 2012. Given the 2012 East Texas Oil Field Acquisition, the Prize Acquisition and the April 2012 Offering were completed during the year ended December 31, 2012, each transaction is fully reflected in the historical balance sheet of QR Energy as of December 31, 2012, as included in QR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012; consequently, no pro forma balance sheet has been included herein.

Pro forma data is based on certain estimates and assumptions as explained in the notes to the unaudited pro forma financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the Transactions occurred on January 1, 2012. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in the future periods. The accompanying unaudited pro forma financial statement of the Partnership should be read in conjunction with QR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012.

2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Statements of Operations

(a)Reflects revenue and direct operating expenses related to the oil and natural gas properties acquired pursuant to the 2012 East Texas Oil Field Acquisition and the Prize Acquisition.

(b)Reflects incremental depletion expense related to the oil and natural gas properties acquired pursuant to the Transactions.

(c)  Reflects incremental accretion of the asset retirement obligations acquired pursuant to the Transactions.

(d)  Reflects incremental G&A expense associated with the oil and natural gas properties acquired in the Transactions. The adjustment results from an incremental allocation of general and administrative expenses from our Affiliate Sellers based on a relative percentage of production of the Partnership and the other affiliate entities. Also reflects the elimination of acquisition and transaction costs related to the Transactions.

(e) Reflects interest expense associated with borrowings under the Partnership’s revolving credit facility. The incremental interest expense is calculated as if the cash used to facilitate the Transactions had occurred on January 1, 2012.

3. Pro Forma Net Income Per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partner unitholders, after deducting QR Energy’s general partner 0.1% interest in net income, by the weighted average number of limited partner units outstanding during the year ended December 31, 2012.  QR Energy’s general partner interest in pro forma net income was not adjusted for any changes to the management incentive fee resulting from the Transactions.

The following sets forth the calculation of pro forma net income per limited partner unit for the year ended December 31, 2012. The historical calculation has been adjusted to show the effect of the Transactions as if they had occurred on January 1, 2012.

Pro Forma
Year Ended
December 31, 2012
Pro forma net income	$99,582
Net (income) attributable to predecessor operations	(37,350)
Distribution on Class C convertible preferred units	(14,000)
Amortization of preferred unit discount	(14,930)
Pro forma net income available to other unitholders	33,302
Less: general partner's interest in pro forma net income	6,163
Limited partners' interest in pro forma net income	$27,139
Common unitholders' interest in pro forma net income	$22,742
Subordinated unitholders' interest in pro forma net income	$4,397
Pro forma net income per limited partner unit:
Common unitholders' (basic)	$0.60
Common unitholders' (diluted)	$0.58
Subordinated unitholders' (basic and diluted)	$0.63
Pro forma weighted average number of limited partner units outstanding:
Common unitholders' (basic)	37,696
Common unitholders' (diluted)	39,224
Subordinated unitholders' (basic and diluted)	6,970